UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of report (date of earliest event reported): February 15, 2016

DAWSON GEOPHYSICAL COMPANY

(Exact name of Registrant as specified in its charter)

TEXAS	001-32472	74-2095844
(State of incorporation or organization)	(Commission file number)	(I.R.S. employer identification number)

508 West Wall, Suite 800

Midland, Texas 79701

(Address of principal executive offices)

(432) 684-3000

(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act       (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act         (17 CFR 240.13e-4(c))

Item 5.02                                           Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(e)

On February 15, 2016, Dawson Geophysical Company, a Texas corporation (the “Company”), entered into letter agreements (the “Amendments”) to amend the existing employment agreements between the Company and each of the following executives of the Company (collectively, the “Executives” and each an “Executive”):  Stephen C. Jumper, Chairman, President and Chief Executive Officer, Wayne A. Whitener, Executive Vice Chairman, C. Ray Tobias, Executive Vice President and Chief Operating Officer, James K. Brata, Executive Vice President, Chief Financial Officer and Treasurer, Christina W. Hagan, Executive Vice President, Chief Accounting Officer and Secretary, James W. Thomas, Executive Vice President and Chief Technology Officer, and Daniel G. Winn, Senior Vice President.

The Amendments were effected in order to modify the annual base salary terms of each of the existing employment agreements in order to assist the Company’s continuing expense and cash management efforts in response to difficult market conditions for the Company and other oil field services companies resulting from the continuing decreases in the demand for geophysical services due to the declining level of expenditures by oil and natural gas companies for exploration, production, development and field management activities.

Each of the existing employment agreements previously became effective on February 11, 2015 for an initial term of three years with annual automatic renewals (subject to enumerated terms and conditions) to create a rolling three-year term of employment for the applicable Executive.  The current three-year term of each of the existing employment agreements runs from February 11, 2016 to February 10, 2019, subject to the other provisions of the agreements. Pursuant to the Amendments, the annual base salary provisions of each of the existing employment agreements were modified as follows:  (i) reduce the pre-amendment base salary payable to the Executive for the current annual term of employment by approximately 15% (other than the base salary payable to Mr. Jumper, which is reduced by 25%), (ii) maintain the pre-amendment base salary payable to the Executive for the second year of the current term of employment and (iii) increase the pre-amendment base salary payable to the Executive for the third year of the current term of employment by approximately 15% (other than the base salary payable to Mr. Jumper, which is increased by 25%). The net effect of each Amendment is to provide each Executive with the same aggregate base salary compensation over the current three-year term of his or her employment while reducing the current year base salary and increasing the third year base salary.

The foregoing descriptions do not purport to set forth the complete terms thereof and are qualified in their entirety by reference to the Amendments attached hereto as Exhibits 10.1 through 10.7, each of which is incorporated by reference herein.

Item 9.01.                                        Financial Statements and Exhibits.

(d)                                 Exhibits.

EXHIBIT NUMBER		DESCRIPTION
10.1	—	Letter Agreement between James K. Brata and the Company
10.2	—	Letter Agreement between Christina W. Hagan and the Company
10.3	—	Letter Agreement between Stephen C. Jumper and the Company
10.4	—	Letter Agreement between James W. Thomas and the Company
10.5	—	Letter Agreement between C. Ray Tobias and the Company
10.6	—	Letter Agreement between Wayne A. Whitener and the Company
10.7	—	Letter Agreement between Daniel G. Winn and the Company

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DAWSON GEOPHYSICAL COMPANY

Date: February 19, 2016	By:	/s/ Christina W. Hagan
Christina W. Hagan
Executive Vice President, Secretary and
Chief Accounting Officer

INDEX TO EXHIBITS

EXHIBIT NUMBER		DESCRIPTION
10.1	—	Letter Agreement between James K. Brata and the Company
10.2	—	Letter Agreement between Christina W. Hagan and the Company
10.3	—	Letter Agreement between Stephen C. Jumper and the Company
10.4	—	Letter Agreement between James W. Thomas and the Company
10.5	—	Letter Agreement between C. Ray Tobias and the Company
10.6	—	Letter Agreement between Wayne A. Whitener and the Company
10.7	—	Letter Agreement between Daniel G. Winn and the Company